ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into effective as of the 4th day of February, 2008, by and between COLGATE BERT KOUNS, L.L.C. ("Assignor"), and AEI INCOME & GROWTH FUND 27, LLC ("Assignee").

                          RECITALS:

     A. Assignor and AEI Fund Management, Inc. ("AEI"), Assignee's predecessor in interest, are parties to that certain Purchase and Sale Agreement dated October 31, 2007, as it may have been amended (the "Agreement"). AEI has since assigned all of its interest in the Agreement to Assignee, and pursuant to the terms and conditions of the Agreement, Assignee is acquiring from Assignor the real property and improvements, located on property more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference.

     B. Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Lease dated March 28, 2007, (the "Lease"), by and between Assignor, as landlord, and Starbuck's Corporation
(the "Tenant"), including all rents prepaid for any period subsequent to the date of this Assignment, subject to the terms and conditions set forth below.

     C. Assignor is the Landlord under the Lease with full right and title to assign the Lease and the Rent to Assignee as provided herein. The Lease is valid, in full force and effect and has not been modified or amended, other than by Letter Agreement dated October 18, 2007, confirming dates. So far as is known to Assignor, there is no default by Tenant under the Lease and no Rent has been waived, anticipated, discounted, compromised or released.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

     1 Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent").

     2. Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, on or after the Effective Date. Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, prior to the Effective Date. Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, loss and expenses, including reasonable attorney's fees, arising in connection with the Lease or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date.

     3. Assignor shall direct the Tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

     4. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

     5. All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

     6. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

     7. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person"
shall   be   construed  to  include  a  natural   person,   a
corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.


     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the day and year first above written.


   WITNESSES:                         Assignor: COLGATE BERT
                                      KOUN, LLC
                                      By: Cedar Top Development
                                      Inc., its Manager

                                      By: /s/ Alan M Davis
                                      Name: Alan M Davis
                                      Title: President



   WITNESSES:                         Assignee: AEI Income &
                                      GROWTH FUND 27, LLC
  /s/ Marissa Kim                     By:  AEI FUND MANAGEMENT
Print Name: Marissa Kim               XXI, Inc., its Managing Member

                                      By: /s/ Robert P Johnson
  /s/ George Rerat                    Name: Robert P Johnson
Print Name: George Rerat              Title: President






                        EXHIBIT "A" LEGAL DESCRIPTION

Fee Parcel

A tract of land consisting of 0.3777 acres, known as Lot 5, Eastridge Plaza Subdivision, located in Section 12, Township 16 North, Range 14 West, Shreveport, Caddo Parish, Louisiana Book 2100, Page 433,
City of Shreveport, Caddo Parish, Louisiana.

Lot 5 of East Ridge Plaza Subdivision, as recorded in Book 210, Page 433 of the records of Caddo Parish, Louisiana, being more particularly described as follow:

Commence at the Northwest corner of Lot 1 of said East Ridge Plaza Subdivison and run North 895809 East a distance of 128.50 feet; thence run South 00151 East a distance of 46.42 feet to the Northeast corner of said Lot 5 and the point obeginning;

Thence run South 000251 East, along the East line of said Lot 5, a distance of 178.18 feet to the Southeast corner of said Lot 5;

Thence run South 895920 West, along the South line of said
Lot 5, a distance of 91.96 feet to the Southwest corner of said Lot 5;

Thence run North 000418 West, along the West line of said Lot 5, a distance of 178.52 feet to the Northwest corner of said Lot 5;

Thence runSouth 894758 East along the actual North line of said Lot 5, a distance of 92.04 feet to the Northeast corner of said Lot 4 and the point of beginning.

Said tract containing 16,408 square feet or 0.3777 acres,

Servitude Parcel

That certain non-exclusive driveway, parking and utility servitude contained in driveway, parking and utility servitude agreement by Eastridge Plazza, LLC and Colgate Bert Kouns, LLC dated
April 2, 2007 recorded under Instrument No 2089536, in COB 3933, Page 119 on April 5, 2007 affecting the following described property:

Lot 1

Lot 1 of East Ridge Plaza Subdivision as recorded in Book 2100
Page 433 of the records of Caddo Parish, being more particularly described as follows:

Commence at te Nortwest corner of Section 12, Township 16
North,m Range 14 West, Caddo Parish, Louisiana and run North 895809 East a distane of 846.76 feet; thence run south 00151 east 75.0 feet to the point of beginning of the tract herein described;

Thence run North 895809 East, along the South line of Bert Kouns
Industiral Loop,  a distance of 980.0 fee to the Northeast corner of Lot 1;

Thence run South 00151 East, along the East Line of Lot 1, a distance of 600.0 feet to the Southeast corner of Lot 1;

Thence run South 895809 west, along the South line of Lot 1, a distance of 980.0 feet tot the Southwest corner of Lot 1;

Thence run North 00151 West, along the West line of Lot 1, a distance of 600.0 feet to the point of beginning.

Less and except the following tract, also known as Lot 2 of East Ridge Plaza Subdivision as recorded in Book 2100 Page 433 of the records of Caddo Parish, Louisiana, being more particularly described as follows:

Commence at the Northeast corner of Lot 1 and run South 895809 West a distnace of 36.90 feet;

Thence run South 00151 East a distance of 46.53 feet to the point of beginning

Thence run South 00428 East a distance of 178.50 feet;

Thence run North 895835 West a distance of 95.95 feet;

Thence run North 00434 West a distance of 178.38;

Thence run North 895707 East a distance of 95.95 feet to the point of beginning;

Containing 17,122 square feet or 0.393 acres.

And

Less and except the following tract, also known as Lot 3 of East Ridge Plaa Subdivision as recorded in Book 2100 Page 433 of the records of Caddo Parish, Louisiana, being more particurlary described as follows:

Commence at the Northeast corner of Lot 1 and run South 895809
West a distance of 282.95 feet;

Thence run South 00151 East a distance of 46.72 feet to the point of beginning;

Thence run South 00541 East a distnace of 79.70 feet;

Thence run South 895110 West a calculated distance of 96.05 feet;

Thence run North 00042 East a distance of 79.70 feet;

Thence run North 895820 East a distance of 95.90 feet to the point of beginning;

Containing 7,659 square feet or 0.176 acres.

And

Less and except the following tract, also known as Lot 4 of EAst Ridge Plaza Subdivision as recorded in Book 2100 Page 433 of the records of Caddo Parish, Louisiana, being more particularly described as follows:

Commence at the Northwest corner of Lot 1 and run North 895809 East a distance of 517.14;

Thence run South 00151 East a distance of 46.42 feet to the point of beginning;

Thence run South 02258 West a distance of 79.76 feet;

Thence run South 894511 West a caluculated distance of 95.35 feet;

Thence run North 00756 West a distance of 79.89 feet;

Thence run North 895000 East a distance of 96.07 feet to the point
of beginning                                                  ;

Containing 7,640 square feet or 0.175 acres.

 And

 Less and except the following tract, also known as Lot 5 of East Ridge Plaza Subdivision as recorded in Book 2100, Page 433 of the records of Caddo Parish, Louisiana, being more particularly described as follows:

 Commence at the Northwest corner of Lot 1 and run North 895809
 East a distance of 128.50 feet;

 Thence run South 00151 East a distance of 46.42 feet to the point of beginning;

 Thence run South 00251 east a distnace of 178.18 feet;

 Thence run South 895920 west a distance of 91.96 feet;

 Thence run North 00418 West a distance of 178.52 feet;

 Thence run South 894758 East a distance of 92.04 feet to the point of beginning.

 Containing 16,408 square feet or 0.377 acres

 Said Lot 1 containing 539,171 square feet of 12.378 acres.